Immediate
          Thomas  Granneman
          314/877-7730


                  RALCORP HOLDINGS, INC. COMPLETES ACQUISITION
                          OF THE RED WING COMPANY, INC.
                      ANNUALIZED SALES NOW AT $1.1 BILLION


ST. LOUIS, MO, JULY 14, 2000 - Ralcorp Holdings, Inc. (NYSE: RAH) announced today that it has completed the purchase of the Red Wing Company, Inc. for $132.5 Million. Red Wing is a leading manufacturer of private label shelf-stable wet filled type products with sales of $348 million for its fiscal year ended April 29, 2000. Last month, Ralcorp announced that it had signed a definitive agreement to purchase Red Wing from a subsidiary of Tomkins PLC.